EXHIBIT 99




                                  PRESS RELEASE




VIRGINIA COMMERCE BANCORP, INC. ANNOUNCES STOCK SPLIT


Arlington, Va., Tuesday, April 22, 2003-Virginia Commerce Bancorp, Inc. (Nasdaq:
VCBI) Chairman, W. Douglas Fisher, today announced a two-for-one stock split in the form of a 100% stock dividend for shareholders of record on May 5, 2003, payable May 30, 2003. The payment of the stock split is subject to the approval by the Company's shareholders of a proposed amendment to the Company's Articles of Incorporation increasing the number of authorized shares at the Annual Meeting of Shareholders, to be held on April 30, 2003.

Virginia Commerce Bancorp, Inc. is the parent bank holding company for Virginia Commerce Bank, a Virginia state chartered bank that commenced operations in May 1988 and offers a full range of banking services through thirteen branch offices and two residential mortgage offices, principally to individuals and small to medium-size businesses in the Metropolitan Washington, D.C. area.

For further information contact:

William K. Beauchesne
Executive Vice President and Chief Financial Officer
(703) 633-6120
wbeauchesne@vcbonline.com